Exhibit 99.1

Livermore Software Technology, LLC
Statement of Assets Acquired and Liabilities Assumed

 Livermore Software Technology, LLC
Statement of Assets Acquired and Liabilities Assumed
Table of Contents

Page No.

Independent Auditors' Report	1

Statement of Assets Acquired and Liabilities Assumed as of November 1, 2019	2

Notes to Statement of Assets Acquired and Liabilities Assumed	3

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of ANSYS, Inc.
Canonsburg, PA

We have audited the accompanying statement of assets acquired and liabilities assumed of Livermore Software Technology, LLC ("LST") as of November 1, 2019, and the related notes (the "financial statement").
Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed of Livermore Software Technology, LLC as of November 1, 2019, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
The accompanying financial statement was prepared in connection with ANSYS, Inc.’s acquisition of LST and, as described in Note 1, was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position of LST. Our opinion is not modified with respect to this matter.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
December 30, 2019

Livermore Software Technology, LLC
Statement of Assets Acquired and Liabilities Assumed

(in thousands)	November 1, 2019
ASSETS ACQUIRED
Current assets:
Cash	$8,520
Accounts receivable	5,249
Note receivable	9,600
Other receivables and current assets	4,489
Total current assets acquired	27,858
Long-term assets:
Property and equipment	508
Goodwill	598,926
Other intangible assets	204,200
Indemnification asset	34,782
Other long-term assets	579
Total long-term assets acquired	838,995
Total assets acquired	$866,853
LIABILITIES ASSUMED
Current liabilities:
Accounts payable	$769
Accrued bonuses	421
Accrued 401(k) employer match	1,110
Accrued vacation	736
Other accrued expenses and liabilities	255
Deferred revenue	3,565
Total current liabilities assumed	6,856
Long-term liabilities:
Deferred income taxes	46,988
Uncertain tax positions	34,782
Other long-term liabilities	431
Total long-term liabilities	82,201
Total liabilities assumed	89,057
Net assets acquired	$777,796
The accompanying notes are an integral part of the Statement of Assets Acquired and Liabilities Assumed.

Notes to Statement of Assets Acquired and Liabilities Assumed
1. Basis of Presentation and Summary of Significant Accounting Policies
Livermore Software Technology, LLC ("LST"), a California limited liability company, provides advanced general-purpose multi-physics simulation software through its LS-DYNA software solution. LS-DYNA has a wide variety of material libraries, algorithms and modeling tool features and capabilities that are used for many applications by customers in the automobile, aerospace, construction, military, manufacturing and bioengineering industries. LST sells perpetual software licenses and time-based lease software licenses of LS-DYNA through a direct sales model to customers in the United States (U.S.) and through approximately 40 third-party international distributors. Typically, perpetual software licenses and time-based lease software licenses are sold with post-contract support, which includes unspecified technical enhancements and customer support.
On November 1, 2019, ANSYS, Inc., a Delaware corporation ( “ANSYS” or the “Company”), completed its previously announced acquisition (the "Acquisition") of LST pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated September 11, 2019.
Under the terms of the Merger Agreement, the Company acquired 100% of LST for a purchase price of approximately $777.8 million, which included $470.6 million in cash and the issuance of 1.4 million shares of common stock of the Company to the former owners of LST. The purchase price is subject to an adjustment for working capital, cash indebtedness and transaction costs. The Company funded the cash portion of the purchase price in the transaction with cash borrowed from a syndicate of financial institutions, including Bank of America, N.A. as the administrative agent.
Basis of Presentation

The accompanying financial statement is not a complete set of financial statements, but rather it presents the assets acquired and liabilities assumed in the acquisition of LST at fair value as of November 1, 2019, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”  The Company utilized the services of an independent valuation consultant, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed. The estimates and assumptions for these items are subject to change as additional information about what was known and knowable at the acquisition date is obtained during the measurement period (up to one year from the acquisition date). Transaction costs associated with the acquisition were expensed as incurred.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of LST on the basis of the Company’s allocation of the purchase price is provided in lieu of certain historical financial information of LST required by Rule 3-05 and Article 11 of SEC Regulation S-X.
The Statement of Assets Acquired and Liabilities Assumed at fair value as of November 1, 2019 includes identifiable assets acquired, including tangible and intangible assets, and liabilities assumed at their acquisition date fair value. The purchase price allocation of the assets acquired and liabilities assumed is preliminary. The final determination of the fair value of the assets acquired and liabilities assumed will be completed within the one-year measurement period as allowed by ASC 805.
Summary of Significant Accounting Policies
Use of Estimates
The preparation of the financial statement in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires that management make estimates and assumptions that affect the reported amounts of assets acquired and liabilities assumed at the date of the financial statement and accompanying notes. Actual amounts could differ from those estimated amounts. Significant estimates inherent in the preparation of the Statement of Assets Acquired and Liabilities Assumed include, but are not limited to, trade receivables, goodwill and intangible assets, uncertain tax positions, deferred revenue and deferred tax liabilities.

Fair Value Accounting
LST accounted for the assets acquired and liabilities assumed at fair value in accordance with the accounting guidance applicable to fair value measurements and disclosures. Assets and liabilities recorded at fair value in the financial statement are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Three levels of inputs may be used to measure fair value as follows:

Level Input	Input Definition

Level 1	Inputs are quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.
The fair value of cash, accounts receivable, note receivable, other receivables and current assets, property and equipment, other long-term assets, accounts payable and other short-term obligations approximated their carrying value at the date of acquisition.
The fair values of the deferred revenue and other intangible assets were determined based on Level 3 inputs.
Goodwill
Goodwill represents the excess of the consideration transferred over the fair value of net identifiable assets acquired. The goodwill represents the estimated value of leveraging global customer networks for cross selling of current products, potential expansion with new customers, new product development capabilities, anticipated operational synergies and intangibles assets that do not qualify for separate recognition, such as the value of the assembled LST workforce. The goodwill recorded on the Statement of Assets Acquired and Liabilities Assumed is not deductible for tax purposes.
Goodwill is tested for impairment by performing a quantitative assessment of whether the fair value of each reporting unit exceeds its carrying amount. There is one reporting unit and goodwill is tested at this reporting unit level. The analysis includes assessments and judgments regarding a variety of factors that impact the fair value of the reporting unit, including business plans, anticipated future cash flows, economic projections and other market data. The annual impairment test for goodwill is performed as of January 1 of each year unless there is an indicator that would require a test during the year.
Intangible Assets

Other intangibles are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability.

LST's intangible assets have estimated useful lives and will be amortized using patterns that reflect the periods over which the economic benefits of the assets are expected to be realized.  Impairment losses are recognized if the carrying amount of an intangible is both not recoverable and exceeds its fair value.
Income Taxes and Indemnification Asset
LST accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statement. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. LST records net deferred tax assets to the extent it believes these assets will more likely than not be realized.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more-likely-than-not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitations has expired or the appropriate taxing authority has completed its examination even though the statute of limitations remains open.  Accrued interest and penalties are included within the related tax liability line in the Statement of Assets Acquired and Liabilities Assumed. Settlements of the tax positions, if any, will be funded by the indemnification asset that was created in accordance with the executed Merger Agreement.

2. Allocation of Acquisition Consideration
The acquisition of LST has been accounted for as a business combination and the assets acquired and liabilities assumed have been recorded at their respective fair values as of November 1, 2019.
The fair values of the assets acquired and liabilities assumed are based on preliminary calculations. The estimates and assumptions for these items are subject to change as additional information about what was known and knowable at the acquisition date is obtained during the measurement period (up to one year from the acquisition date). The following table summarizes the preliminary purchase price allocation:

(in thousands)
Cash consideration	$470,623
Fair value of common shares issued	307,173
Total acquisition consideration	$777,796

Fair value of identifiable net assets	$178,870
Goodwill	$598,926
3. Note Receivable
The note receivable, inclusive of interest, represents a promissory note related to life insurance premiums paid on behalf of a former LST executive officer in the amount of $9.6 million. Refer to Note 9 for a subsequent event related to this note.
4. Other Receivables and Current Assets
LST's other receivables and current assets comprise the following balances:

(in thousands)	November 1, 2019
Receivables related to unrecognized revenue	$3,883
Prepaid expenses and other current assets	606
Total other receivables and current assets	$4,489
Receivables related to unrecognized revenue represent the current portion of billings made for customer contracts that have not yet been recognized as revenue.
5. Property and Equipment
Property and equipment primarily includes computer hardware and furniture and is stated at fair value as of November 1, 2019. Depreciation will be computed using the straight-line method over the estimated useful lives of the various classes of assets, which range from 1 to 5 years.
Property and equipment as acquired consists of the following:

(in thousands)	Estimated Useful Lives	November 1, 2019
Equipment	1-3 years	$453
Furniture	1-5 years	55
Property and equipment		$508

6. Other Intangible Assets
LST’s intangible assets as acquired are as follows:

(in thousands)	November 1, 2019
Developed software and core technologies	$167,700
Trade names	10,600
Customer lists	25,900
Total	$204,200

The fair values of the acquired intangible assets will be amortized over the useful lives and were determined by the valuation method presented below. The amortization expense will be recorded within cost of sales or other operating expense based upon the nature of the intangible asset acquired.

Intangible Asset	Estimated Useful Lives	Valuation Method	Assumptions
Developed software and core technologies	10 years	Relief-from-royalty	Royalty rate: 50% Discount rate: 10%
Trade names	10 years	Relief-from-royalty	Royalty rate: 2% Discount rate: 10%
Customer lists	17 years	Multi-period excess earnings	Attrition rate: 10% Discount rate: 11%

As of November 1, 2019, estimated future amortization expense for the intangible assets reflected above is as follows:

(in thousands)
Remainder of 2019	$2,836
2020	17,519
2021	17,930
2022	19,386
2023	19,893
2024	20,251
Thereafter	106,385
Other intangible assets	$204,200
7. Income Taxes
The Statement of Assets Acquired and Liabilities Assumed includes certain deferred tax assets and liabilities, primarily related to timing differences between the book and tax bases of intangible assets and deferred revenue, as these assets were acquired and liabilities were assumed. LST does not have any net operating loss carryforwards or tax credits available.
The components of deferred tax assets (liabilities) as of November 1, 2019 are as follows:

(in thousands)	November 1, 2019
Intangible assets	$(47,892)
Other	904
Total net deferred tax liabilities	$(46,988)
LST has uncertain tax positions inclusive of interest and penalties as of November 1, 2019 of $34.8 million and a corresponding indemnification asset. The uncertain tax positions reflect potential federal tax liabilities associated with tax years 2015 to 2018. Settlements of the tax positions, if any, will be funded by the indemnification asset that was created in accordance with the executed Merger Agreement.

8. Commitments and Contingencies
LST is party to various legal proceedings arising in the normal course of business. Regardless of the outcome, litigation can have an adverse impact on LST because of defense and settlement costs, diversion of management resources, and other factors. LST accrues for known individual matters using estimates of the most likely amounts of loss where it believes it is probable the matter will result in a loss and such loss is reasonably estimable. LST is not aware of any existing matters that would have a material adverse effect on LST’s activities as of the date of the Statement of Assets Acquired and Liabilities Assumed.
9. Subsequent Events
Subsequent events have been evaluated through December 30, 2019, the date the Statement of Assets Acquired and Liabilities Assumed was issued.
During November 2019, LST recognized constructive receipt of the note receivable, as described in the Merger Agreement, for $9.6 million. In addition, LST completed the purchase of certain buildings in the amount of $9.5 million. The subsequent receipt of the note and the purchase of the building were accounted for as separate transactions and not a component of the assets acquired or purchase consideration as defined in the Merger Agreement.